[SHEARMAN & STERLING LETTERHEAD]




August 9, 2006



CIT Group Inc.
505 Fifth Avenue
New York, New York 10017



Ladies and Gentlemen:

     We have acted as counsel for CIT Group Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 ("Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 31,459,604 shares of the Company's common stock, par value $0.01 per share (the "Shares"), that may be issued from time to time pursuant to the Company's Long-Term Incentive Plan (the "Plan").

     In that connection, we have reviewed originals or copies identified to our satisfaction of the following documents:

     (a)  The Registration Statement;

     (b) The certificate of incorporation and by-laws of the Company, as amended; and

     (c) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company, and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

     In our review, we have assumed:

     (a)  The genuineness of all signatures;


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     (b)  The authenticity of the originals of the documents submitted to us;

     (c) The conformity to authentic originals of any documents submitted to us as copies; and

     (d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

     We have not independently established the validity of the foregoing assumptions.

     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized by the Company in conformity with the Company's certificate of incorporation and, when (a) issued and delivered by the Company in accordance with the terms of the Plan, and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

     We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.



                                                   Very truly yours,


                                                   /s/ Shearman & Sterling LLP
                                                   Shearman & Sterling LLP



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